Exhibit 4.2

EXECUTION VERSION

CBS RADIO, INC.

as Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Trustee

7.250% SENIOR NOTES DUE 2024

FIRST SUPPLEMENTAL INDENTURE

Dated as of November 17, 2017

Supplemental Indenture (this “Supplemental Indenture”), dated as of November 17, 2017, among Entercom Radio, LLC, a Delaware limited liability company, Entercom Austin, LLC, a Delaware limited liability company, Entercom Boston, LLC, a Delaware limited liability company, Entercom California, LLC, a Delaware limited liability company, Entercom Denver, LLC, a Delaware limited liability company, Entercom Gainesville, LLC, a Delaware limited liability company, Entercom North Carolina, LLC, a Delaware limited liability company, Entercom Greenville, LLC, a Delaware limited liability company, Entercom Indianapolis, LLC, a Delaware limited liability company, Entercom Kansas City, LLC, a Delaware limited liability company, Entercom Madison, LLC, a Delaware limited liability company, Entercom Tennessee, LLC, a Delaware limited liability company, Entercom Milwaukee, LLC, a Delaware limited liability company, Entercom New Orleans, LLC, a Delaware limited liability company, Entercom New Orleans License, LLC, a Delaware limited liability company, Entercom Buffalo, LLC, a Delaware limited liability company, Entercom Buffalo License, LLC, a Delaware limited liability company, Entercom Rochester, LLC, a Delaware limited liability company, Entercom Rochester License, LLC, a Delaware limited liability company, Entercom Virginia, LLC, a Delaware limited liability company, Entercom Portland, LLC, a Delaware limited liability company, Entercom Providence, LLC, a Delaware limited liability company, Entercom Seattle, LLC, a Delaware limited liability company, Entercom Springfield, LLC, a Delaware limited liability company, Entercom Wichita, LLC, a Delaware limited liability company, Entercom Wilkes-Barre Scranton, LLC, a Delaware limited liability company, Entercom Abe Holdings, LLC, a Delaware limited liability company, Entercom Miami, LLC, a Delaware limited liability company, Entercom Miami License, LLC, a Delaware limited liability company, Entercom Atlanta, LLC, a Delaware limited liability company, Entercom Atlanta License, LLC, a Delaware limited liability company, Entercom San Diego, LLC, a Delaware limited liability company, Entercom San Diego License, LLC, a Delaware limited liability company, Entercom Denver II, LLC, a Delaware limited liability company, Entercom Denver II License, LLC, a Delaware limited liability company, Delaware Equipment Holdings, LLC, a Delaware limited liability company, Entercom Properties, LLC, a Delaware limited liability company, SmartReach Digital, LLC, a Delaware limited liability company, Entercom License, LLC, a Delaware limited liability company, Entercom New York City, LLC, a Delaware limited liability company, and Entercom New York, Inc., a New York corporation (each a “Guaranteeing Subsidiary” and collectively the “Guaranteeing Subsidiaries”), affiliates of CBS Radio Inc., a Delaware corporation (the “Issuer”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer and the Subsidiary Guarantors (as defined in the Indenture referred to below) have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 17, 2016, providing for the issuance of an unlimited aggregate principal amount of Senior Notes due 2024 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which each Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

(1)    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(2)    Agreement to Guarantee. The Guaranteeing Subsidiaries hereby agree as follows:

(a)    Along with all Subsidiary Guarantors named in the Indenture, to jointly and severally unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(i)    the principal of and interest and premium on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(ii)    in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors and the Guaranteeing Subsidiaries shall be jointly and severally obligated to pay the same immediately. This is a guarantee of payment and not a guarantee of collection.

(b)    The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(c)    The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever.

(d)    This Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Supplemental Indenture, and the Guaranteeing Subsidiaries accept all obligations of a Subsidiary Guarantor under the Indenture.

(e)    If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Subsidiary Guarantors (including the Guaranteeing Subsidiaries), or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Subsidiary Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(f)    [Reserved].

(g)    As between the Guaranteeing Subsidiaries, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guaranteeing Subsidiaries for the purpose of this Guarantee.

(h)    To the extent that the Guaranteeing Subsidiaries make a payment under its Guarantee, the Guaranteeing Subsidiaries shall be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

(i)    Pursuant to Section 10.02 of the Indenture, after giving effect to all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under Article 10 of the Indenture, this new Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guaranteeing Subsidiaries under this Guarantee will not constitute a fraudulent transfer or conveyance.

(j)    This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes and Guarantee, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Note shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(k)    In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(l)    This Guarantee shall be a general unsecured senior obligation of such Guaranteeing Subsidiaries.

(m)    Each payment to be made by the Guaranteeing Subsidiaries in respect of this Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

(3)    Execution and Delivery. The Guaranteeing Subsidiaries agree that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.

(4)    [Reserved].

(5)    Releases. The Guarantee of each Guaranteeing Subsidiary shall be automatically and unconditionally released and discharged, and no further action by each Guaranteeing Subsidiary, the Issuer or the Trustee is required for the release of such Guaranteeing Subsidiary’s Guarantee, upon:

(1)    (A) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guaranteeing Subsidiary (including any sale, exchange or transfer), after which such Guaranteeing Subsidiaries is no longer a Restricted Subsidiary or all or substantially all the assets of the Guaranteeing Subsidiary which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

(B)    the release or discharge of the guarantee by such Guaranteeing Subsidiary of the Senior Credit Facilities or the guarantee which resulted in the creation of the Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(C)    the proper designation of such Guaranteeing Subsidiary as an Unrestricted Subsidiary; or

(D)    the Issuer exercising its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 of the Indenture or the Issuer’s obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

(2)    such Guaranteeing Subsidiary delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

(6)    No Recourse Against Others. No director, officer, employee, incorporator, member or stockholder of a Guaranteeing Subsidiary shall have any liability for any obligations of the Issuer or the Subsidiary Guarantors (including the Guaranteeing Subsidiary) under the

Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(7)    Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(8)    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

(9)    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(10)    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries.

(11)    Subrogation. The Guaranteeing Subsidiaries shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by the Guaranteeing Subsidiaries pursuant to the provisions of Section 2 hereof and Section 10.01 of the Indenture; provided that the Guaranteeing Subsidiaries shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all obligations of the Issuer under the Indenture and the Notes shall have been paid in full.

(12)    Benefits Acknowledged. The Guaranteeing Subsidiaries’ Guarantee is subject to the terms and conditions set forth in the Indenture. Each Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

(13)    Successors. All agreements of each Guaranteeing Subsidiary in this Supplemental Indenture shall bind its Successors, except as otherwise provided in Section 2(k) hereof or elsewhere in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

CBS RADIO, INC.

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM RADIO, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM AUSTIN, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM BOSTON, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM CALIFORNIA, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM DENVER, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM GAINESVILLE, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

[Signature Page to the First Supplemental Indenture]

ENTERCOM NORTH CAROLINA, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM GREENVILLE, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM INDIANAPOLIS, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM KANSAS CITY, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM MADISON, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM TENNESSEE, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM MILWAUKEE, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

[Signature Page to the First Supplemental Indenture]

ENTERCOM NEW ORLEANS, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM NEW ORLEANS LICENSE, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM BUFFALO, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM BUFFALO LICENSE, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM ROCHESTER, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM ROCHESTER LICENSE, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM VIRGINIA, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

[Signature Page to the First Supplemental Indenture]

ENTERCOM PORTLAND, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM PROVIDENCE, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM SEATTLE, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM SPRINGFIELD, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM WICHITA, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM WILKES-BARRE SCRANTON, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM ABE HOLDINGS, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

[Signature Page to the First Supplemental Indenture]

ENTERCOM MIAMI, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM MIAMI LICENSE, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM ATLANTA, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM ATLANTA LICENSE, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM SAN DIEGO, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM SAN DIEGO LICENSE, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM DENVER II, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

[Signature Page to the First Supplemental Indenture]

ENTERCOM DENVER II LICENSE, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

DELAWARE EQUIPMENT HOLDINGS, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM PROPERTIES, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

SMARTREACH DIGITAL, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM LICENSE, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM NEW YORK CITY, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

ENTERCOM NEW YORK, INC.

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

[Signature Page to the First Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY
AMERICAS, as Trustee

By:	/s/ Kathryn Fischer
Name: Kathryn Fischer
Title: Assistant Vice President

By:	/s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Vice President

[Signature Page to the First Supplemental Indenture]